                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Subsection 240.14a-11(c) or
      Subsection 240.14a-12
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                  COMMERCIAL FEDERAL CORPORATION
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)


----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules
      14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
_________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
_________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11:
_________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

_________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

             [COMMERCIAL FEDERAL CORPORATION LETTERHEAD]



                        October 17, 1997

                         ANNUAL MEETING
                        NOVEMBER 18, 1997




Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Commercial Federal Corporation (the "Corporation") to be held on Tuesday, November 18, 1997, at 10:00 a.m. at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska. Your Board of Directors and Management look forward to greeting personally those stockholders able to attend.

     At this meeting, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, stockholders will be asked to consider and act upon (i) the election of three directors for a three-year term and one director for a two-year term, (ii) a proposal to amend the Corporation's Articles of Incorporation to increase the number of shares of authorized common stock and
(iii) a proposal to amend the Corporation's Articles of Incorporation to establish a variable range for the size of the Board of Directors. During the meeting, we will also report on the operations of the Corporation and its principal subsidiary, Commercial Federal Bank, a Federal Savings Bank. Directors and officers of the Corporation will be present to respond to any questions you may have.

     Your vote is important, regardless of the number of shares you own. We urge you to sign, date and mail the enclosed proxy as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of your Board of Directors, thank you for your continued support.


                              Sincerely,


William A. Fitzgerald                   James A. Laphen
Chairman of the Board and               President and
Chief Executive Officer                 Chief Operating Officer

_________________________________________________________________
                 COMMERCIAL FEDERAL CORPORATION
                     2120 SOUTH 72ND STREET
                     OMAHA, NEBRASKA  68124
                        (402) 554-9200
_________________________________________________________________
            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
               TO BE HELD ON NOVEMBER 18, 1997
_________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Commercial Federal Corporation (the "Corporation") will be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska, on Tuesday, November 18, 1997, at 10:00 a.m.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. The election of three directors of the Corporation for three-year terms and one director for a two-year term;

     2. An amendment to the Corporation's Articles of Incorporation to increase the number of authorized shares of common stock; and

     3. An amendment to the Corporation's Articles of Incorporation to establish a variable range for the size of the Board of Directors from nine to 12 members.

     4. Such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing matters at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Meeting may be adjourned or postponed. Pursuant to the Bylaws of the Corporation, the Board of Directors has fixed the close of business on October 6, 1997, as the record date for determination of the stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

     You are requested to sign and date the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed postage-paid envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              GARY L. MATTER
                              SECRETARY
Omaha, Nebraska
October 17, 1997

_________________________________________________________________
                         PROXY STATEMENT
                              OF
                 COMMERCIAL FEDERAL CORPORATION
                      2120 SOUTH 72ND STREET
                      OMAHA, NEBRASKA  68124
                        (402) 554-9200

                ANNUAL MEETING OF STOCKHOLDERS
                      November 18, 1997
_________________________________________________________________

_________________________________________________________________
                           GENERAL
_________________________________________________________________

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Commercial Federal Corporation (the "Corporation"), to be used at the Annual Meeting of Stockholders of the Corporation and at any adjournments or postponements thereof (the "Meeting") which will be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska, on Tuesday, November 18, 1997, at 10:00 a.m. The accompanying Notice of Annual Meeting, this Proxy Statement and the Proxy Card are being first mailed to stockholders on or about October 17, 1997.

_________________________________________________________________
              VOTING AND REVOCABILITY OF PROXIES
_________________________________________________________________

     The close of business on October 6, 1997, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. At that date, the Corporation had outstanding ___________ shares of common stock, par value $.01 per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share for the election of directors, subject to the right to cumulate votes as described below, and upon all matters on which stockholders are entitled to vote.

     Proxies solicited by the Board of Directors of the Corporation which are properly executed and returned to the Corporation will be voted at the Meeting, and any adjournments or postponements thereof, in accordance with the directions given thereon. Executed proxies on which no directions are indicated will be voted FOR Proposals I and II. If any other matters are properly brought before the Meeting, the proxies solicited by the Board of Directors will be voted on such matters as determined by a majority of the Board. Other than the election of directors and the proposal to amend the Corporation's Articles of Incorporation, the Board of Directors is not currently aware of any other matters to be brought before the Meeting.

     The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum thereat.
If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Meeting from time to time, without notice other than an announcement at the Meeting, until a quorum is present or represented. Assuming a quorum is present, under Nebraska law directors shall be elected by a plurality of votes cast by stockholders at the Meeting (abstention and broker non-votes not being considered in determining the outcome of the election). All other action to be taken at the Meeting requires the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting (accordingly, abstentions and broker non-votes will not affect the outcome of any such action).

     Pursuant to the Bylaws of the Corporation and Nebraska law, every stockholder entitled to vote for the election of directors has the right to vote the number of shares owned thereby for as many persons as there are directors to be elected, or to cumulate votes by multiplying the number of shares held by such stockholder by the number of directors to be elected and to cast such votes for one director or distribute them among any number of candidates. Unless otherwise indicated by the stockholder, a vote FOR the Board of Directors' nominees on the accompanying Proxy Card will give the proxies named therein discretionary authority to cumulate all votes to which the stockholder is entitled and to allocate such votes in favor of one or more of the Board's nominees, as the proxies may determine.
Additionally, executed proxies will confer discretionary authority on the proxies named therein to vote with respect to the election of any person recommended by the Board of Directors as a director where the nominee is unable to serve or for good cause will not serve (an event not now anticipated).

     Execution of a Proxy Card will not affect your right to attend the Meeting and to vote in person. A stockholder executing a proxy may revoke such proxy at any time before it is voted by (i) filing a written notice of revocation with the Secretary of the Corporation at the address provided above, (ii) filing a duly executed proxy bearing a later date, or (iii) attending and voting in person at the Meeting. Attendance at the Meeting without voting thereat will not revoke a proxy previously executed and duly submitted by you.
_________________________________________________________________
                   PRINCIPAL STOCKHOLDERS
_________________________________________________________________

     Persons and groups owning in excess of 5.0% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as
amended (the "Exchange Act").   Based upon such reports, and
certain other available information, management knows of no persons who owned more than 5.0% of the Corporation's outstanding shares of Common Stock at October 6, 1997. The following table sets forth, as of October 6, 1997, certain information as to the Common Stock beneficially owned by each of the executive officers listed in the Summary Compensation Table on page 10 and by all executive officers and directors of the Corporation as a group.

                                      AMOUNT AND      PERCENT OF
                                      NATURE OF       SHARES OF
                                      BENEFICIAL     COMMON STOCK
BENFICIAL OWNER                       OWNERSHIP(1)   OUTSTANDING
---------------                       ---------      ------------
William A. Fitzgerald                 _______ (2)      ____%
James A. Laphen                       _______ (2)      ____
Gary L. Matter                        _______ (2)      ____
Joy J. Narzisi                        _______ (2)      ____
Jon W. Stephenson                     _______ (2)      ____

All Executive Officers
 and Directors as a
 Group (__ persons)                   _______ (2)      ____

________________
(1) As to ownership of shares by executive officers and directors, includes certain shares of Common Stock owned by businesses in which the director or executive officer is an officer or major stockholder, or by spouses or as a custodian or trustee for minor children, over which shares the named individual or all executive officers and directors as a group effectively exercise sole or shared voting and investment power, unless otherwise indicated.
(2)  Includes _______, ______, _____, ______, ______ , ______,
       _______ and _______ shares, respectively, which Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and Mr. Stephenson and all executive officers and directors as a group have the right to purchase pursuant to the exercise of stock options, as well as stock held in retirement accounts or funds for the benefit of the named individuals or group.


_________________________________________________________________
            PROPOSAL I -- ELECTION OF DIRECTORS
_________________________________________________________________

     The Corporation's Board of Directors is composed of nine members. The Corporation's Articles of Incorporation provide that directors are to be elected for terms of three years, one-third of whom are to be elected annually. Three directors will be elected at the Meeting to serve for a three-year period or until their respective successors have been elected and qualified. The Corporation's Board of Directors has nominated to serve as directors Talton K. Anderson, Carl G. Mammel and James
P. O'Donnell, all of whom are currently members of the Board. In addition, one director will be elected at the Meeting to serve a two-year term, or until his successor is elected and qualified. The Board of Directors has nominated Michael P. Glinsky for this seat. Mr. Glinsky was appointed a director in September 1997 to fill the vacancy created by the resignation of Charles M. Lillis.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The Board of Directors intends to vote all of the shares for which it is given proxies, to the extent permitted thereunder, FOR the election of the Board's nominees and intends to cumulate votes so as to maximize the number of such nominees elected to serve as directors of the Corporation.

     The following table sets forth the names of the Board's nominees for election as directors and of those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each person's age, the year he or she became a director, the expiration of his or her term as a director, and the number and percentage of shares of Common Stock beneficially owned at October 6, 1997. At present, each director of the Corporation is also a member of the Board of Directors of the Corporation's wholly owned subsidiary, Commercial Federal Bank, a Federal Savings Bank (the "Bank").
The Board of Directors of the Bank is elected by the Corporation as the sole stockholder of the Bank. The selection of nominees for the election of directors of the Bank is within the discretion of the Board of Directors and director nominees for the Bank are selected by a majority vote of the Board of Directors.

                                                             SHARES OF
                                                           COMMON STOCK
                                    YEAR FIRST             BENEFICIALLY
                        AGE AT      ELECTED OR    CURRENT    OWNED AT
                       OCTOBER 6,   APPOINTED      TERM     OCTOBER 6,     PERCENT
     NAME                1997       DIRECTOR     TO EXPIRE     1997       OF CLASS
------------------------------------------------------------------------------------

                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 1999

Michel P. Glinsky        52          1997 (2)      1997 (2)    ______        ____%

                     BOARD NOMINEES FOR TERMS TO EXPIRE IN 2000

Talton K. Anderson      60           1991          1997        ______        ____%
Carl G. Mammel          64           1991          1997        ______        ____%
James P. O'Donnell      49           1991          1997        ______        ____%

                          DIRECTORS CONTINUING IN OFFICE

Wlliam A. Fitzgerald    59           1984          1998        ______ (3)    ____%
Robert D. Taylor        50           1996          1998        ______        ____%
Aldo J. Tesi            46           1996          1998        ______        ____%
Robert F. Krohn         64           1984          1999        ______        ____%
Robert S. Milligan      52           1987          1999        ______ (3)    ____%

_________________
(1) Includes certain shares of Common Stock owned by businesses in which the director is an officer or major stockholder or by a spouse, or as a custodian or trustee for minor children, over which shares the named individual effectively exercises sole or shared voting and investment power, unless otherwise indicated. Also includes shares held in retirement accounts or funds for the benefit of the named individuals.
(2) Mr. Glinsky was appointed in September 1997 to fill the vacancy created by the resignation of Charles M. Lillis. Under Nebraska law, directors appointed to fill a vacancy are required to stand for election at the next annual meeting of stockholders.
(3) Includes ______ and _______ shares which may be purchased pursuant to the exercise of stock options by directors Fitzgerald and Milligan, respectively.

     The principal occupation of each director of the Corporation for the last five years is set forth below.

     MICHAEL P. GLINSKY -- Executive Vice President and Chief Financial Officer of US West, Inc., an international telecommunications, entertainment and directory and information services company. Prior to assuming his current position, he served as managing partner of the Denver Office of Coopers & Lybrand from 1990 to 1996 and had served in various other capacities with that firm since 1967.

     TALTON K. ANDERSON -- Owner and President of three automobile dealerships in Omaha, Nebraska, as well as one in Lincoln, Nebraska. Mr. Anderson is also the President of a Nebraska-based automobile leasing company and a reinsurance company.

     CARL G. MAMMEL -- Chairman of the Board of Mammel & Associates, a consulting firm providing services in executive benefits, employee benefits planning and wealth transfer planning. He is also a managing partner and Executive Vice President of M Financial Corporation, a network of financial service firms throughout the United States.

     JAMES P. O'DONNELL  --  Senior Vice President and Chief
Financial Officer of ConAgra, Inc., an Omaha, Nebraska-based international diversified food company with annual sales of approximately $25 billion.

     WILLIAM A. FITZGERALD  -- Chairman of the Board and Chief
Executive Officer of the Corporation and the Bank.

     ROBERT D. TAYLOR -- Director and Consultant with Taylor Financial, based in Wichita, Kansas, a provider of financial consulting services to small- and medium-sized multi-unit operations. From December 31, 1990 to October 2, 1995, Mr. Taylor served as Chairman of the Board of Directors and Chief Executive Officer of Railroad Financial Corporation and its wholly owned subsidiary, Railroad Savings Bank, F.S.B. Railroad Financial Corporation was acquired by the Corporation effective October 2, 1995.

     ALDO J. TESI -- President of First Data Resources, an Omaha, Nebraska-based subsidiary of First Data Corporation, which provides cardholder services and relational database marketing services to bank card issuers throughout the world.

     ROBERT F. KROHN -- Vice Chairman and Chief Executive Officer of PSI Group, Inc., a national document processing company. Mr. Krohn serves as President of Krohn Corporation, a strategic planning firm. Mr. Krohn served as Chairman of the Board of the Corporation and the Bank from 1990 through 1994.

     ROBERT S. MILLIGAN -- Chairman of the Board and Chief Executive Officer of MI Industries, a protein processing company headquartered in Lincoln, Nebraska, which produces products for pharmaceutical, biological and research markets throughout the world.
________________________________________________________________
       MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

     The Board of Directors conducts its business through meetings of the Board and through its committees, which permits the Board to more efficiently discharge its duties. During the fiscal year ended June 30, 1997, the Board of Directors held
eight meetings.   With the exception of Director Tesi, no
director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such directors were members during the periods which such directors served. Directors Taylor and Tesi were only eligible to attend four of the eight meetings as they did not become directors until November 1996. Director Tesi attended two of the four meetings he was eligible to attend during fiscal year 1997 and Director Taylor attended all four of such meetings.

     The Corporation's audit committee is currently comprised entirely of non-employee directors Anderson (Chairman), Krohn and Tesi. Michael T. O'Neil and Sharon G. Marvin, directors of the Bank, also serve as ex-officio members of the audit committee. This committee's function is to approve the outside accounting firm for use by the Corporation and Bank and to review regulatory examination reports. This committee conducts its business through the Bank's audit committee and serves as the liaison with the Bank's internal audit department. The audit committee meets quarterly or on an as needed basis. During the fiscal year ended June 30, 1997, the audit committee met five times.

     The Corporation's compensation and stock option committee is currently comprised entirely of non-employee directors Anderson, Mammel (Chairman) and O'Donnell. This committee is responsible for developing the Corporation's executive compensation policies generally, and for implementing those policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and
Bank). See "Executive Compensation -- Compensation and Stock Option Committee Report on Executive Compensation." The compensation committee met twice during the fiscal year ended June 30, 1997.

     The Corporation's full Board of Directors currently acts as a nominating committee for the annual selection of its nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's stockholders for nominees nor, subject to the procedural requirements set forth in the Corporation's Articles of Incorporation and Bylaws, are there any formal procedures for this purpose. The Board of Directors held one meeting in its capacity as nominating committee during fiscal year 1997.

     The Corporation's finance committee is currently comprised of Directors Fitzgerald, Mammel, Milligan, O'Donnell (Chairman) and Taylor and met four times during the 1997 fiscal year.

     The Corporation's executive committee is comprised of Directors Anderson, Fitzgerald (Chairman), Krohn and O'Donnell. This committee transacts necessary business between Board meetings and met five times during the fiscal year ended June 30, 1997.

________________________________________________________________
                 EXECUTIVE COMPENSATION
________________________________________________________________

     COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

Overview and Objectives

     Composed exclusively of outside directors, Talton K. Anderson, Carl G. Mammel (Chairman) and James P. O'Donnell, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors establishes the Corporation's and the Bank's executive compensation policies. The Committee is responsible for developing the Corporation's and the Bank's executive compensation policies generally, and for implementing those policies for the Corporation's executive officers and the Bank's senior executive officers (the Chairman of the Board and Chief Executive Officer of the Corporation and the Bank and the President and Chief Operating Officer of the Corporation and
Bank). The Chief Executive Officer of the Bank, under the direction and pursuant to the policies of the Committee, implements the executive compensation policies for the remainder of the Bank's executive officers. The Corporation established structured compensation guidelines recommended by an outside professional consulting firm in fiscal year 1994. These guidelines were used in fiscal year 1997 and updated using professional surveys from the financial services industry. The results of the study and applicable updates indicated that the Corporation's existing compensation programs were within reasonable and appropriate guidelines.

     The Committee's overall objectives in designing and administering the specific elements of the Corporation's and the Bank's executive compensation program are as follows:

     .    To align executive compensation to increases in
shareholder value, as measured by favorable long-term operating results and continued strengthening of the Corporation's financial condition.

     .    To provide incentives for executive officers to work
towards achieving successful annual results as a step in fulfilling the Corporation's long-term operating results and strategic objectives.

     .    To link, as closely as possible, executive officers'
receipt of incentive awards with the attainment of specified performance objectives.

     .    To maintain a competitive mix of total executive
compensation with particular emphasis on awards directly related to increases in long-term shareholder value.

     .    To attract, retain and motivate top performing
executive officers in a cost effective manner for the long-term success of the Corporation.

     In furtherance of these objectives, the Corporation's executive compensation program for fiscal year 1997 consisted of the following components.

     .    BASE SALARY.  The Committee makes recommendations to
the Board concerning executive compensation on the basis of regional and national surveys of salaries paid to executive officers of other savings and loan holding companies, non-diversified banks and other financial institutions similar to the Corporation in size, market
capitalization and other characteristics. The Committee's objective is to provide base salaries that are reasonably competitive with the average salary paid by the Corporation's peers as identified in such surveys.

     .    Executive Incentive Plan.   The Corporation maintains
an Executive Incentive Plan which provides for annual incentive compensation based on achieving a combination of Corporation and individual performance objectives. Under this plan, the Committee establishes challenging corporate objectives, such as a targeted level of annual net income, at the beginning of the fiscal year. If the Corporation meets such objectives, an amount equal to 4.5 percent of net income is set aside for payment to executive officers (defined for this purpose as the Bank's Chief Executive and Chief Operating Officers, Senior and First Vice Presidents and such other officers as are designated by the Committee for any fiscal year) as short-term and long-term compensation. If the Corporation meets less than a designated percentage (85% for fiscal year 1997) of the performance objectives established for a fiscal year, no funds are made available for awards under this plan for such fiscal year. If the Corporation meets between designated percentages (between 85% and 100.0% for fiscal year 1997) of the specified objectives, an amount between 2.25% and 4.5% of net income is set aside. During fiscal year 1997, cash compensation under the short term portion of the plan was limited to 45.5% of the Chief Executive Officer's and Chief Operating Officer's salaries and 11% to 37% of the remaining executive officers' salaries. The remaining dollars in the pool were allocated to long-term compensation awards in the form of restricted stock not to exceed 45.5% of the Chief Executive Officer's and Chief Operating Officer's salaries and 11% to 37% of the remaining executive officers' salaries. The excess was allocated to assist with a key manager cash incentive plan and the balance reverted back to the Corporation. Non-incentive stock options in the amount of 189,354 shares (.88% of outstanding shares) were awarded to executives and key managers upon achievement of satisfactory performance goals. (See the Summary Compensation Table on page 10.) Corporate performance is evaluated without reference to non-recurring or extraordinary items affecting operating results.

     The plan provides that following allocations of cash bonuses as provided above, the Committee shall inform the Corporation's Stock Option Committee (the "Stock Option Committee") of such allocations. Pursuant to a policy adopted in June 1993 and subsequently amended and restated by the Stock Option Committee, whose members are all outside directors, the Stock Option Committee determines, in its discretion, whether, to whom and in what amounts restricted stock and/or non-incentive stock options will be awarded for any fiscal year. Shares of restricted stock awarded under this policy generally vest over five years, assuming the individual's continued service with the Corporation or the Bank, thus helping to retain qualified executives. The vesting of the stock options awarded under this policy is determined by the Stock Option Committee at the time of the award. This policy may be amended or terminated at any time by action of the Committee.

     An individual's eligibility for receiving awards under the Executive Incentive Plan, and the size of his or her awards, is dependent on the extent to which he or she achieves certain individualized performance objectives established at the beginning of the fiscal year. These objectives vary on the basis of the individual officer's position with the Corporation and/or the Bank, and relate both to the officer's individual performance and the Corporation's corporate performance.

     The Committee believes that this plan provides a direct link between the value created for the Corporation's shareholders and the compensation paid to executive officers.
As previously mentioned, executive officers are not eligible to receive any compensation under this plan for a given fiscal year unless the Corporation's net income for that year exceeds 85% of a predetermined goal. The distribution of awards under the plan is determined by the relative success of individual executive officers in meeting specified performance objectives. Fulfillment of these objectives promotes both the short- and the long-term success of the Corporation and is in the best interests of all the shareholders. During fiscal year 1997, executive officers received awards in the form of cash bonuses under the short term portion of the plan and restricted stock awards pursuant to the long term portion of the plan. Additionally, stock options which vest partially on the date of grant and on the next two anniversaries of grant date were awarded at the discretion of the Stock Option Committee described below.

     .    1984 STOCK OPTION AND INCENTIVE PLAN,  AS AMENDED AND
RESTATED. The Corporation maintains the 1984 Stock Option and Incentive Plan as Amended and Restated (the "1984 Plan") as a means of providing key employees the opportunity to acquire a proprietary interest in the Corporation and to align their interests with those of the Corporation's stockholders. Under the 1984 Plan, participants are eligible to receive stock options, stock appreciation rights ("SARs"), shares of restricted stock or a cash bonus as an alternate for a portion of, or all of, the restricted stock award. Awards under the plan are subject to vesting and forfeiture as determined by the Committee. Options and SARs are granted at the market value of the Common Stock on the date of grant. Thus, such awards acquire value only if the Corporation's stock price increases. Restricted stock is granted at no cost. In June 1993, the Stock Option Committee adopted a policy pursuant to which restricted stock, or a cash award in lieu of restricted stock, may be granted under the Stock Option and Incentive Plan following the allocation of cash bonuses to executive officers under the Corporation's Executive Incentive Plan. Pursuant to this policy, as amended, the Stock Option Committee awarded restricted stock limited to 45.5% of the Chief Executive Officer's and Chief Operating Officer's salaries and 11% to 37% of the remaining executive officers' salaries for an aggregate of 25,174 shares of restricted stock. (For fiscal year 1996, the Stock Option Committee awarded cash compensation under the long-term portion of the plan to reduce the shortfall which could be experienced by limitations under the Change in Control Agreements if a Change in Control were to occur. See "-- Employment and Change in Control Agreements." ) Also, effective May 14, 1997, non-incentive stock options to purchase an aggregate of 123,500 shares were granted to the senior executive officers and other executive officers of the Corporation and the Bank. All executive officers were immediately vested in 60% of such options with the remaining options to vest over a period of two years in increments of 20% and 20%. The value of such awards to the Chief Executive Officer and certain other executive officers is reflected in the Summary Compensation Table on page 10.

     .    1996 STOCK OPTION AND INCENTIVE PLAN.  The Corporation
also maintains the 1996 Stock Option and Incentive Plan ("1996 Plan"), in order to supplement the shares available for issuance under the 1984 Plan and to further the Corporation's compensation objectives. Under the 1996 Plan, participants are eligible to receive stock options, SARs, and restricted stock awards. Stock options and SARs are generally granted at the market value at the date of grant, though the Stock Option Committee may, at the election of a director or employee selected by the Stock Option Committee, permit such individual to receive stock options in lieu of cash compensation. The exercise price of such stock options will be discounted below the market value of the underlying Common Stock, such that the aggregate discount on the exercise price of the stock options is equal to the compensation foregone by the individual. Stock options granted pursuant to the 1996 Plan are fully vested on the date of grant, unless otherwise provided by the Stock Option
Committee.   SARs and restricted stock may also be subject to
vesting, provided that the vesting period for restricted stock will not exceed five years from the date of its award. See "Directors' Compensation" for fiscal year 1997 awards by the 1996 Plan.

     The Committee believes that the 1984 Plan and the 1996 Plan align shareholders' and officers' interests and help to retain and motivate executive officers to improve long-term shareholder value.

Compensation of the Chief Executive Officer

     The Committee determines the Chief Executive Officer's compensation on the basis of several factors. In determining Mr. Fitzgerald's base salary for fiscal year 1997, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated thrifts and non-diversified banks both regionally and nationally. Mr. Fitzgerald received both short- and long-term compensation under the Executive Incentive Compensation Program in fiscal year 1997 based on his achievement of objectives established by the Committee in the following areas:

     .    Return on Average Assets

     .    Core Profitability

     .    Leadership Inside and Outside Corporation

     .    Capital Compliance and Regulatory Guidelines

     Mr. Fitzgerald achieved all his performance objectives in these areas during fiscal year 1997. Accordingly, he received a cash bonus under the short-term portion of the Plan equal to 45.5% of his annual salary. Pursuant to the policy of the Stock Option Committee effective for fiscal year 1997, Mr. Fitzgerald received 5,469 shares of restricted stock (45.5% of Mr. Fitzgerald's salary) with a value of $203,046. Also, effective May 14, 1997, Mr. Fitzgerald received non-incentive stock options to purchase 30,000 shares of Common Stock at an exercise price of $33.25 per share. Such options vest in increments of 60% on the date of grant and 20% on the next two anniversaries of the date of grant.

     The Committee believes that the Corporation's executive compensation program serves the Corporation and all of its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally, and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Corporation.

                     COMPENSATION AND STOCK OPTION COMMITTEE
                     Talton K. Anderson
                     Carl G. Mammel, Chairman
                     James P. O'Donnell

                 SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Chief Executive Officer, and (ii) the four highest paid executive officers of the Corporation and the Bank whose salary and bonus earned in fiscal year 1997 exceeded $100,000 for services rendered in all capacities to the Corporation and its subsidiaries.

                                                                    LONG-TERM COMPENSATION
                                                                           AWARDS
                                                                    -----------------------
                                           ANNUAL COMPENSATION(1)   RESTRICTED   SECURITIES
NAME AND PRINCIPAL                         ---------------------      STOCK      UNDERLYING    ALL OTHER
POSITION                         YEAR      SALARY          BONUS    AWARDS(2)    OPTIONS(3)  COMPENSATION(4)
------------------------------------------------------------------------------------------------------------

William A. Fitzgerald            1997     $446,250       $203,046   $203,046      $30,000       $35,700
  Chairman and Chief Executive   1996      425,000        425,000     12,737       30,000        34,000
  Officer of the Corporation     1995      372,514        192,500    192,085        8,855        29,801
  and the Bank

James A. Laphen                  1997      330,000        150,150    150,150       22,500        26,400
  President and Chief Operating  1996      300,000        300,000      8,989       22,500        24,000
  Officer of the Corporation     1995      253,342        135,000    134,697        6,210        20,267
  and the Bank

Gary L. Matter                   1997      161,333         60,310     60,310        5,800        12,906
  Senior Vice President,         1996      151,983        122,400      3,060        6,725        12,159
  Controller and Secretary of    1995      137,795         49,280     49,159        3,239        11,024
  the Corporation and the Bank

Joy J. Narzisi                   1997      121,667         48,100     48,100        5,200         9,733
  Senior Vice President and      1996      108,887         88,000      2,219        4,835         8,711
  Treasurer of the Corporation   1995       93,815         33,827     33,763        2,223         7,418
  and the Bank

Jon W. Stephenson                1997      116,083         46,250     46,250        5,200         9,287
  Senior Vice President of       1996      105,965         84,800      2,104        4,659         8,477
  the Bank                       1995       99,511         12,250     30,057        1,977         7,619

_____________
(1)  Does not include certain perquisite and other personal benefits which do not exceed the lesser of
     $50,000 or 10.0% of the individual's salary and bonus.
(2)  Represents awards under the policy of the Stock Option Committee adopted in conjunction with the
     Corporation's Executive Incentive Plan.  See "Compensation and Stock Option Committee Report on
     Executive Compensation -- Overview and Objectives."  Restricted stock granted in fiscal years 1995,
     1996 and 1997 vests over a period of five years, at a rate of 20.0% per year, assuming continued
     service with the Corporation.  As of June 30, 1997, the number and value, based on the closing sales price of the Common Stock of $37.125 at June 30, 1997, of the unvested restricted stock holdings for
     Messrs. Fitzgerald, Laphen,  Matter, Ms. Narzisi and Mr. Stephenson, were 19,836 shares (value of
     $736,411), 13,306 shares (value of $493,985), 6,265 shares (value of $232,588), 4,473 shares (value of
     $166,060) and 2,306 shares (value of $85,610), respectively.  Dividends are payable on these shares if and to the extent paid on the Common Stock generally.  Upon a change in control of the Corporation, all restrictions on the restricted stock immediately lapse.  (For fiscal year 1996, the Stock Option
     Committee generally awarded an additional cash bonus with a corresponding reduction in restricted stock awards.  See " -- Compensation and Stock Option Committee Report on Executive Compensation -- 1984
     Stock Option and Incentive Plan.")
(3)  Non-incentive stock options awarded in fiscal year 1997 to Messrs. Fitzgerald, Laphen, Matter and Ms.
     Narzisi and Mr. Stephenson vest over two years in increments of 60% on the date of grant and 20% and
     20% on the next two anniversaries of the date of grant.   All per share data for prior fiscal years
     shown on the table has been restated to reflect the three-for- two split effective January 14, 1997.
(4)  Includes net contributions to the Bank's 401(k) Plan on behalf of each of the named executive officers to match elective deferral contributions made by each to such plan and amounts paid under the Bank's
     Supplemental Retirement Plan.  Matching contributions under the Bank's 401(k) Plan amounted to $8,271,
     $9,500, $9,900, $9,733, and $9,287 while the employer matching contributions, under the Supplemental
     Retirement Plan benefits, were $27,429, $16,900, $3,007, $0 and $0 for Fitzgerald, Laphen, Matter,
     Narzisi and Stephenson, respectively.


OPTION GRANTS TABLE

     The following table contains information concerning the grant of stock options under the Corporation's Stock Option and Incentive Plan to the Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table above during the fiscal year ended June 30, 1997. All such option grants vest over a two year period in increments of 60% on the date of grant and 20% on each of the next two anniversaries of the grant date.

                                  INDIVIDUAL GRANTS
                     -----------------------------------------                  POTENTIAL REALIZABLE
                     NUMBER OF       % OF TOTAL                                VALUE AT ASSUMED ANNUAL
                     SECURITIES        OPTIONS                                  RATES OF STOCK PRICE
                     UNDERLYING       GRANTED TO    EXERCISE                APPRECIATION FOR OPTION TERM
                      OPTIONS        EMPLOYEES IN   OR BASE    EXPIRATION  ------------------------------
NAME                  GRANTED        FISCAL YEAR     PRICE        DATE         5%               10%
---------------------------------------------------------------------------------------------------------
William A. Fitzgerald  30,000         15.84%       $33.25       5/14/07      $627,322         $1,589,758
James A. Laphen        22,500         11.88         33.25       5/14/07       470,492          1,192,319
Gary L. Matter          5,800          3.06         33.25       5/14/07       121,282            307,353
Joy J. Narzisi          5,200          2.75         33.25       5/14/07       108,736            275,558
Jon W. Stephenson       5,200          2.75         33.25       5/14/07       108,736            275,558

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL
YEAR-END OPTION VALUE

     The following table sets forth information concerning the exercise of options by the Chief Executive Officer and the other named executive officers during the last fiscal year, as well as the value of such options held by such persons at the end of the fiscal year. (All per share data has been restated to reflect the three-for-two stock split effective January 14, 1997.)

                                                          NUMBER OF
                                                          SECURITIES
                                                          UNDERLYING           VALUE OF
                                                         UNEXERCISED         UNEXERCISED
                                                           OPTIONS           IN-THE-MONEY
                                                          AT FISCAL           OPTIONS AT
                                                          YEAR-END         FISCAL YEAR-END
                   SHARES ACQUIRED      VALUE            (EXERCISABLE/      (EXERCISABLE/
NAME                 ON EXERCISE       REALIZED         UNEXERCISABLE)    UNEXERCISABLE)(1)(2)
----               ---------------     --------         --------------    -------------------
William A. Fitzgerald   10,350         $274,275         196,351/22,000     $5,408,721/$159,450
James A. Laphen          6,000          163,376          60,510/16,500      1,193,825/119,588
Gary L. Matter             915           26,230          15,099/3,665         236,903/24,182
Joy J. Narzisi           1,997           61,817          22,126/3,047         528,259/18,982
Jon W. Stephenson           --               --           8,824/3,012          91,583/18,585

__________
(1) Based on the closing sales price of the Common Stock as reported on the New York Stock Exchange on June 30, 1997, which was $37.125.

</TABLE

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

     Set forth below is a discussion of certain employment and change in control agreements entered into between the Corporation and the Bank and those executive officers listed in the Summary Compensation Table on page 10.

     The agreement with William A. Fitzgerald, which became
effective in June 1995, provides for Mr. Fitzgerald's employment as Chairman of the Board and Chief Executive Officer of the
Corporation and the Bank for a term of three years.  Pursuant to the agreement, Mr. Fitzgerald receives an annual salary and
bonus determined by agreement with the Board of Directors, but in no event less than the rate of compensation Mr. Fitzgerald received on June 8, 1995.  The base compensation following his election as Chairman of the Board of Directors was $385,000.
Effective June 1, 1997, the Corporation and the Bank entered into an employment agreement with James A. Laphen, which
provides for Mr. Laphen's employment as President and Chief
Operating Officer of the Corporation and the Bank for a term of three years.  Pursuant to this agreement, Mr. Laphen receives an annual salary and bonus determined by the agreement with the
Board of Directors, but in no event less than the rate of
compensation Mr. Laphen received on June 1, 1997.  Mr. Laphen's base compensation on June 1, 1997 was $330,000.  The Boards of
Directors of the Corporation and the Bank shall review the
employment agreements annually to consider extending the
agreement for an additional one-year period beyond the then
effective expiration date.   The contracts provide for
termination for cause or in certain events specified by
regulatory authorities.  The contracts are also terminable by the Bank without cause wherein Messrs. Fitzgerald and Laphen would be entitled to receive all compensation and benefits
through the effective date of termination, plus a severance
payment equal to 36 months' base salary.   Messrs. Fitzgerald or
Laphen shall be entitled to the same benefits and severance in the event either becomes disabled while the agreement is in
effect.  In the event Messrs. Fitzgerald or Laphen dies while the agreement is in effect, his heirs shall receive a severance payment equal to 12 months' base salary.  The agreements
provide, among other things, for Messrs. Fitzgerald's and
Laphen's participation in an equitable manner in all benefits available to executive officers of the Corporation and the Bank, including (i) short-term and long-term incentive compensation and deferred compensation; (ii) health, disability, life
insurance, retirement and vacation benefits; and (iii) any
benefits available under perquisite programs.

     The Corporation and the Bank have also entered into change in control agreements with Messrs. Fitzgerald, Laphen, Matter, Ms. Narzisi and Mr. Stephenson. Under these agreements, in the event of the executive's involuntary termination of employment in anticipation of, or after, a change in control of the Corporation or the Bank, other than for "cause," the executive will be paid in equal monthly installments, the base salary and all commissions and bonuses (including short- and long-term incentive compensation awards and stock options granted under the Corporation's executive incentive plan) in effect at the time of termination for a period of 35.88 months. During this period, the executive shall also continue to participate in any health, disability, life insurance and perquisite plans of any successor corporation in which he was entitled to participate with the Corporation prior to the change in control. All benefits and payments under the agreements shall be reduced, if necessary, to the largest aggregate amount that will result in no portion thereof being subject to federal excise tax or being nondeductible to the Corporation and the Bank for federal income tax purposes, Mr. Matter, Ms. Narzisi and Mr. Stephenson's severance shall be reduced by amounts received by the executive as a result of alternative employment obtained during the period in which salary, commissions and bonuses are payable under the change in control agreements. Further, Messrs. Fitzgerald's and Laphen's severance payments under his change in control agreement shall be reduced by the amount of severance received under his employment agreement.

     A "change in control" shall be deemed to have occurred under these agreements in each of the following events: (i) at any time a majority of the directors of the Corporation or the Bank are not the persons for whom election proxies have been solicited by the Boards of Directors of the Corporation and the Bank, or persons then serving as directors appointed by such Boards, except where such appointments are necessitated by removal of directors; (ii) at any time 49% or more of the outstanding stock of the Corporation or the Bank is acquired or beneficially owned by any person or entity (excluding the Corporation, the Bank or the executive) or any combination of persons or entities acting in concert; or (iii) at any time the shareholders of the Corporation or the Bank approve an agreement to merge or consolidate the Corporation or the Bank with or into another corporation, or to sell or otherwise dispose of all, or

substantially all, of the assets of the Corporation or the Bank.
The executive shall also be entitled to receive such payment in the event of a "constructive involuntary termination," which under the terms of the agreements shall be deemed to have occurred if, in anticipation of or following a change in control, (i) the agreement or the executive's employment is terminated, (ii) the executive's compensation is reduced, responsibilities diminished or job title lowered, (iii) the level of the executive's participation in incentive compensation is reduced or eliminated, (iv) the executive's benefit coverage or perquisites are reduced or eliminated, except to the extent such reduction or elimination applies to all other employees, or
(v) the executive's office location is changed to a location more than 50 miles from the location of the executive's office at the time of the change in control.

     Pursuant to the terms of a separate agreement between the Bank and William A. Fitzgerald, in the event of Mr. Fitzgerald's termination of employment with the Bank, Mr. Fitzgerald will be entitled to receive in 120 equal monthly installments an amount equal to three times his highest annual salary received from the Bank during the five-year period ending with the close of the fiscal year in which he attains age 65 (or, in the case of death or disability prior to age 65, the year in which he became disabled or died). In the event of his death before the payment of all installments, all remaining installments shall be paid to his designated beneficiary. In the event of the death of both
Mr. Fitzgerald and the designated beneficiary, all remaining unpaid installments shall be paid in one lump sum payment to the estate of the designated beneficiary. Pursuant to the terms of the agreement, the right to receive any and all unpaid installments will be forfeited upon the occurrence of any of the following events (i) without the approval of the Board of Directors, Mr. Fitzgerald has or possesses, directly or indirectly, any interest competing with or inimical to the interests of the Bank within an area within a 300 mile radius of Omaha, Nebraska, or (ii) Mr. Fitzgerald engages in any activity or conduct which, in the opinion of the Board, is inimical to the interests of the Bank.

________________________________________________________________
                 DIRECTORS' COMPENSATION
________________________________________________________________

     Directors receive $1,000 per month for service on the Board of the Corporation and $1,000 per month plus $750 per meeting attended for service on the Board of the Bank, with the
exception of William A. Fitzgerald, who does not receive
director's compensation.  In addition, on May 14, 1997 each non-
employee director of the Corporation was granted non-incentive stock options to purchase 3,000 shares of Common Stock at an exercise price of $33.25 per share.  Board members receiving remuneration are paid their retainer fees one-half in cash and
one-half in Common Stock.   Fees for members of the committees
of the Corporation and the Bank are paid at the rate of $750 per committee meeting attended.  The chairman of the Audit
Committee, Compensation and Stock Option Committee, and the
Finance Committee each receive an additional $2,000 per year.

     Pursuant to the 1996 Stock Option and Incentive Plan, effective May 14, 1997, non-incentive stock options to purchase an aggregate of 27,000 shares were granted to the directors of the Corporation and the Bank.

________________________________________________________________
        TRANSACTIONS WITH MANAGEMENT AND OTHERS
________________________________________________________________

     The Bank offers first and second mortgages, refinance, equity and various consumer loans to its directors, officers and employees. Loans to executive officers and directors are made in the ordinary course of business on substantially the same terms and collateral, including interest rates and loan fees charged, as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

     On August 21, 1996, the Corporation consummated the repurchase of 1,875,150 shares (after restatement for the three-for-two stock split effective January 14, 1997) (8.3% of the outstanding shares of Common Stock prior to the repurchase) of Common Stock from CAI Corporation ("CAI"), a Dallas-based investment company, for an aggregate purchase price of $48.9 million. Such purchase price, excluding transaction costs incurred by the Corporation for this repurchase, consisted of cash of $28.2 million and the surrender of a warrant (valued at $20.7 million) which would have enabled the Corporation to purchase 99 shares of non-voting common stock of CAI. The
Corporation also reimbursed certain expenses of CAI and paid CAI cash in lieu of the pro rata portion of any dividend CAI otherwise would have received for the quarter ended September
30, 1996. The cash portion of the repurchase was financed by a loan from a financial institution. Concurrent with the close of the repurchase, Robin R. Glackin and Steven M. Ellis, who had served as directors of the Corporation and who also serve as executive officers of CAI, resigned from the Board of Directors.

          COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total shareholder return on the Common Stock over the last five years with the cumulative total return on the S&P 500 Index and an index comprised of the top 50 publicly traded thrifts in the United States based on total asset size over the same period.
Cumulative total return on the stock or the index equals the total increase in value since June 30, 1992, assuming reinvestment of all dividends paid into the stock or the index, respectively. The graph was prepared assuming that $100 was invested on June 30, 1992, in the Common Stock and in the respective indices.

    Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in the S&P 500 Index and an index comprised of the top 50 publicly traded thrifts in the United
States. Line graph begins at June 30, 1992 and plots the cumulative total return at June 30, 1993, 1994, 1995, 1996 and
1997.  Plot points are provided below.


                                 Cumulative Total Return
                        --------------------------------------------
                        6/92    6/93    6/94    6/95    6/96    6/97
                        ----    ----    ----    ----    ----    ----
Commercial Federal
  Corporation           100     553     495     574     814
Peer Group              100     110     113     131     169
S & P 500               100     129     131     165     208


_________________________________________________________________
     PROPOSAL II - APPROVAL OF INCREASE IN AUTHORIZED SHARES
_________________________________________________________________

     GENERAL.  The Corporation is currently authorized to issue
25,000,000 shares of Common Stock.   The Corporation's Board of
Directors recommends that stockholders approve an amendment (the "Share Amendment") to Article IV of the Corporation's Articles of Incorporation that would increase the authorized shares of Common Stock from 25,000,000 shares to 50,00,000 shares. The number of authorized shares of preferred stock will remain at 10,000,000 shares. If the Share Amendment is approved by the Corporation's stockholders, the first sentence of ARTICLE IV of the Corporation's Articles of Incorporation as amended will read as follows:

     The aggregate number of shares of common stock which this corporation shall have authority to issue is 50,000,000 shares, having a par value of $.01 each.

     PURPOSE. The Corporation proposes to increase the number of authorized shares of Common Stock to 50,000,000 shares to provide additional shares for general corporate purposes, including the Corporation's pending acquisitions of Liberty Financial Corporation ("Liberty"), Mid-Continent Bancshares, Inc. ("Mid-Continent") and First National Bank Shares, Ltd. ("First National") and possible future acquisitions, stock dividends and splits, raising additional capital and issuances pursuant to employee stock benefit plans. Since 1993, the Corporation has consummated a total of three acquisitions of financial institutions in exchange at least in part for shares of the Common Stock. The Corporation also approved and paid in January 1997 a three-for-two stock split effected in the form of a 50% stock dividend to stockholders. As of June 30, 1997, there were 21,552,837 shares of Common Stock outstanding and an additional 1,844,004 shares were reserved for issuance pursuant to various stock-based employee benefit plans of the Corporation. This leaves the Corporation with 1,603,159 authorized but unissued, unreserved and uncommitted shares of Common Stock available for issuance.

     On August 18, 1997, the Corporation announced that it had entered into an agreement with Liberty to acquire all of the outstanding shares of the common stock of Liberty. On September 3, 1997, the Corporation announced it had entered into an agreement with Mid-Continent to acquire all of its issued and outstanding shares and on September 12, 1997 the Corporation announced it had entered an agreement with First National to acquire all of its outstanding shares. Pursuant to these agreements, approximately 5,041,251 additional shares of Common Stock are to be issued. Pursuant to the terms of these agreements, approval by the Corporation's stockholders of this amendment to the Corporation's Articles of Incorporation is a condition to the Corporation's obligation to close the transactions. The Corporation would not be able to consummate all of these acquisitions without approval of the Share Amendment. In addition, the Board of Directors believes that an increase in the total number of shares of authorized Common Stock above the level necessary to consummate the pending acquisitions will better enable the Corporation to meet its future needs, and give it greater flexibility in responding quickly to advantageous business opportunities in the future including possible future acquisition opportunities. As of the date hereof, however, there are no present agreements for issuing a material number of additional shares of Common Stock from the currently authorized shares of Common Stock or the additional shares of Common Stock proposed to be authorized pursuant to the Share Amendment other than the Liberty and Mid-Continent acquisitions.

     DILUTION. The Corporation's issuance of shares of Common Stock, including the additional shares that will be authorized if the proposed Share Amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulation. Under existing New York Stock Exchange regulations, approval of a majority of the holders of Common Stock would be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock; (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or (iii) if the issuance would result in a change in control of the Corporation.

     POTENTIAL ANTI-TAKEOVER EFFECTS. The additional authorized but unissued shares of the Common Stock that would become available if the Share Amendment is approved could be used, whether alone or in tandem with the Corporation's Shareholder Rights Plan, described below, to make a change in control of the Corporation more difficult and expensive. Under certain circumstances, such shares could be used to create impediments or to frustrate persons seeking to cause a takeover or to otherwise gain control of the Corporation. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of the Corporation and its stockholders. The Share Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Corporation's Common Stock, to acquire control of the Corporation with a view to consummating a merger, sale of all or any part of the Corporation's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

     The Corporation also has in effect a plan (the "Rights Plan") pursuant to which each holder of the Common Stock outstanding on December 19, 1988 (the initial record date for the Rights Plan) and thereafter has received, and each future holder of shares of Common Stock will receive, a dividend of one stock purchase right (a "Right"). The Rights consist of primary rights ("Primary Rights"), which generally entitle the holders to purchase shares of Common Stock at 20% of the market price of such shares in the event any person acquires an interest in 15% or more of the outstanding shares of Common Stock without complying with a procedure intended to ensure fair treatment of all shareholders of the Corporation, and secondary rights (the "Secondary Rights"), which generally entitle the holders thereof to purchase shares of the Corporation's Series A Junior Participating Preferred Stock ("Junior Preferred Stock") in the event a person acquires an interest in 25% or more of the outstanding shares of Common Stock without complying with such procedural requirements. The Rights are designed to protect the interests of the Corporation and its stockholders against coercive takeover tactics, by encouraging potential acquirors to negotiate with the Board of Directors acting on behalf of all stockholders. The Rights Plan may also, but is not intended to, deter potential acquirors. The approval of the Share Amendment, together with the Rights Plan, may also deter such takeover proposals, given the potential cumulative dilutive effect on an acquiror's ownership of the Common Stock if any additional shares of Common Stock authorized by the Share Amendment and shares of Junior Preferred Stock pursuant to the Rights were issued. See "-- Dilution."

     RECOMMENDATION; VOTE REQUIRED. The Board of Directors believes that the Share Amendment is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the Share Amendment by the holders of a majority of the votes cast at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO INCREASE THE CORPORATION'S AUTHORIZED SHARES OF COMMON STOCK, WHICH PROPOSAL IS IDENTIFIED AS PROPOSAL II ON THE ENCLOSED PROXY CARD.

_________________________________________________________________
  PROPOSAL III - APPROVAL OF VARIABLE RANGE FOR SIZE OF BOARD
                        OF DIRECTORS
_________________________________________________________________

     GENERAL. Pursuant to Article VII of the Corporation's Articles of Incorporation, the Board of Directors of the Corporation is to consist of nine members. The Corporation's Board of Directors recommends that stockholders approve an amendment (the "Director Amendment") to Article VII to establish a variable range for the size of the Board of Directors of from nine to 12 members with the precise number of directors to be specified in the Corporation's Bylaws. If this amendment is approved, the second sentence of ARTICLE VII of the Corporation's Articles of Incorporation as amended will read as follows:

     The number of directors shall be not less than nine nor more than twelve, as provided in the By-laws of the Corporation.

     PURPOSE; IMPACT ON CURRENT SIZE OF BOARD. The purpose of the Director Amendment is to increase the Corporation's flexibility to obtain the services of up to three additional qualified individuals as a director of the Corporation without the need for a board vacancy to exist as a result of the death, disability, removal or resignation of a current director. In particular, the Corporation would be able to add additional directors, up to the maximum, if prudent to do so, in connection with future acquisitions.

     Assuming approval of the Director Amendment is received, the Board of Directors intends to initially set the number of directors at nine, the current size of the Board of Directors.
In connection with the proposed acquisition of Liberty, the Corporation has agreed to appoint Mr. William Krause, Chairman of Liberty, as a director of the Corporation immediately after the consummation of the Liberty acquisition. The Board of Directors expects that it will amend the Bylaws at such time as to increase the size of the Board of Directors to ten. With the exception of the addition of Mr. Krause, the Corporation does not have any plans at the present time to further expand the size of the Board.

     Assuming approval of the Director Amendment, future changes to the size of the Board of Directors may only be made within the range of from nine to 12 directors by a bylaw amendment adopted by either the Board of Directors or the stockholders. A change in the minimum and maximum limits of the range could only be effected by an amendment to the Corporation's Articles of Incorporation adopted by the stockholders.

     RECOMMENDATION; VOTE REQUIRED. The Board of Directors believes that the Director Amendment is in the best interests of the stockholders of the Corporation. Approval of this proposal requires the affirmative vote of a majority of the votes eligible to be cast at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE CORPORATION'S ARTICLES OF INCORPORATION TO ESTABLISH A VARIABLE RANGE FOR THE SIZE OF THE BOARD OF DIRECTORS, WHICH PROPOSAL IS IDENTIFIED AS PROPOSAL III ON TH ENCLOSED PROXY CARD.
_________________________________________________________________
                    STOCKHOLDER PROPOSALS
_________________________________________________________________

     In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's executive office at 2120 South 72nd Street, Omaha, Nebraska 68124, no later than June 19, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

_________________________________________________________________
                    INDEPENDENT AUDITORS
_________________________________________________________________

     The Board of Directors presently has renewed the Corporation's arrangements with Deloitte & Touche llp to be its auditors for the 1998 fiscal year. Deloitte & Touche llp were the Corporation's independent auditors for the 1997 fiscal year. Representatives of Deloitte & Touche llp are expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if they so desire.

_________________________________________________________________
    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
_________________________________________________________________

     Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the Corporation's officers, directors and persons who own more than 10 percent of the outstanding Common Stock ("Insiders") are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the

Corporation with copies of all such reports. Based solely on its review of the copies of such reports or written representations that no such reports were necessary that the Corporation received during the past fiscal year or with respect to the last fiscal year, management believes that during the fiscal year ended June 30, 1997, all of the Corporation's Insiders complied with these reporting requirements with the exception of Melissa M. Beunler, Ronald P. Cheffer, John J. Griffith, Robert D. Taylor, Aldo J. Tesi, Robert E. Gruwell, Monte M. Deere and Michael J. Hoffman, each of whom did not timely file their Initial Statement of Beneficial Ownership of Securities, although all such reports have been filed with the Securities and Exchange Commission.

_________________________________________________________________
                 EXPENSES OF SOLICITATION
_________________________________________________________________

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph, telephone or other electronic means without additional compensation. The Corporation has retained D.F. King & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies by mail, personally or by telephone or other means of communication, for a fee estimated at $6,500 plus expenses.
_________________________________________________________________
                    ADDITIONAL INFORMATION
_________________________________________________________________

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should pro-

perly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof as determined by a majority of the Board of Directors.

     The Corporation's 1997 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on October 6, 1997. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

_________________________________________________________________
                           FORM 10-K
_________________________________________________________________
      A COPY OF THE CORPORATION'S FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, COMMERCIAL FEDERAL CORPORATION, 2120 SOUTH 72ND STREET, OMAHA, NEBRASKA 68124.
_________________________________________________________________
_________________________________________________________________


                        BY ORDER OF THE BOARD OF DIRECTORS


                        GARY L. MATTER
                        SECRETARY
Omahma, Nebraska
October 17, 1997

                  [FORM OF PROXY CARD]
             COMMERCIAL FEDERAL CORPORATION

   This Proxy is solicited by the Board of Directors for the November 18, 1997 Annual Meeting of Stockholders

     The undersigned hereby appoints Robert F. Krohn, Robert S. Milligan and Robert D. Taylor, and each of them, with full power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all of the shares of Common Stock, par value $.01 per share, of COMMERCIAL FEDERAL CORPORATION (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Holiday Inn Central Convention Centre, "Holiday C" Meeting Room, 3321 South 72nd Street, Omaha, Nebraska on Tuesday, November 18, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Meeting") as indicated below and as directed by the Board of Directors, with respect such other matters as may properly come before the Meeting.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY "FOR" PROPOSALS I AND II. IF OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. There is cumulative voting in the election of directors and, unless otherwise indicated by the stockholder, a vote for the nominees listed in Proposal I will give the proxies discretionary authority to cumulate all votes to which the undersigned is entitled and to allocate such votes in favor of one or more of such nominees, as the proxies may determine.

     THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH
RESPECT TO THE MATTERS COVERED BY THIS PROXY.

The Board of Directors Recommends a Vote "FOR" Proposal I and II

I.     The election as directors of all nominees listed below
(except as marked to the contrary):

          For a term to expire in 1999
          Michael P. Glinsky

          For terms to expire in 2000
          Talton K. Anderson, Carl G. Mammel and
          James P. O'Donnell

          [ ]  FOR  [ ]  WITHHOLD AUTHORITY FOR ALL NOMINEES

          INSTRUCTION:  TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL
          NOMINEE(S), MARK "FOR" ABOVE AND WRITE THE NAME(S) OF
          THE NOMINEE(S) FOR WHICH YOU DO NOT WISH TO VOTE ON THE
          LINE BELOW.
          _____________________________________

II.     The approval of an amendment to the Corporation's
Articles of Incorporation increasing the number of authorized shares.
        [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

III.     The approval of an amendment to the Corporation's
Articles of Incorporation to establish a range for the size of the Board of Directors.
        [ ]  FOR      [ ]  AGAINST      [ ]  ABSTAIN

                   Please sign exactly as your name appears on this card. Joint owners should each sign personally. Corporation proxies should be signed in corporate name by an authorized officer. Executors, administrators, trustees or guardians should give their title when signing.
                   Date:  ____________________________________

                   Signature(s): _____________________________
                                 ______________________________
        PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE
                ENCLOSED POSTAGE-PAID ENVELOPE.